Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”), dated as of April 4, 2013, by and among American Apparel, Inc., a Delaware corporation (the “Company”), the Guarantors party hereto (the “Guarantors”) and Cowen and Company, LLC and Sea Port Group Securities, LLC, as representatives (collectively, the “Representatives”) of the initial purchasers listed on Schedule I hereto (the “Initial Purchasers”).

This Agreement is entered into in connection with the Purchase Agreement (the “Purchase Agreement”), dated as of March 28, 2013, by and among the Company, the Guarantors and the Initial Purchasers that provides for the sale by the Company to the Initial Purchasers of $200,000,000 aggregate principal amount of the Company’s 13.0% Senior Secured Notes due 2020 (the “Notes”).  The Notes will be issued pursuant to the Indenture (the “Indenture”), dated as of April 4, 2013, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee.  In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns.  The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

1.                                      Definitions.

Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

Additional Interest:  See Section 4(a) hereof.

Advice:  See Section 5(u) hereof.

Agreement:  See the introductory paragraphs hereto.

Applicable Period:  See Section 2(e) hereof.

Business Day:  A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Company:  See the introductory paragraphs hereto.

Effectiveness Date:  The 365th day after the Issue Date, or, if that day is not a Business Day, the first Business Day thereafter.

Effectiveness Period:  See Section 3(a) hereof.

Event Date:  See Section 4(b) hereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes:  13.0%Senior Secured Notes due 2020 of the Company, identical in all material respects to the Notes, including the guarantees endorsed thereon, except for references to series, Additional Interest and restrictive legends.

Exchange Offer:  See Section 2(a) hereof.

Exchange Registration Statement:  See Section 2(a) hereof.

Filing Date:  The 180th day after the Issue Date, or, if that day is not a Business Day, the first Business Day thereafter.

FINRA:  Financial Industry Regulatory Authority, Inc.

Guarantor:  See the introductory paragraphs hereto.

Holder:  Any beneficial holder of Registrable Notes.

Indemnified Party:  See Section 7(c) hereof.

Indemnifying Party:  See Section 7(c) hereof.

Indenture:  See the introductory paragraphs hereto.

Initial Purchasers:  See the introductory paragraphs thereto

Initial Shelf Registration:  See Section 3(a) hereof.

Inspectors:  See Section 5(o) hereof.

Issue Date:  April 4, 2013, or the date on which the Notes were sold to the Initial Purchasers pursuant to the Purchase Agreement.

Losses:  See Section 7(a) hereof.

Maximum Contribution Amount:  See Section 7(d) hereof.

Notes:  See the introductory paragraphs hereto.

Participating Broker-Dealer:  See Section 2(e) hereof.

Person:  An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Private Exchange:  See Section 2(f) hereof.

Private Exchange Notes:  See Section 2(f) hereof.

Prospectus:  The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement:  See the introductory paragraphs hereto.

Records:  See Section 5(o) hereof.

Registrable Notes:  Notes and Private Exchange Notes; provided, however, that a Note or Private Exchange Note, as applicable, shall cease to be a Registrable Note upon the earliest to occur of the following:  (i) in the circumstances contemplated by Section 2(a), the Note has been exchanged for an Exchange Note in an Exchange Offer as contemplated in Section 2(a); (ii) in the circumstances contemplated by Section 3, a Shelf Registration registering such Note or Private Exchange Note, as applicable, under the Securities Act has been declared or becomes effective and such Note or Private Exchange Note, as applicable, has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration; (iii) such Note or Private Exchange Note, as applicable, is actually sold by the holder thereof pursuant to Rule 144 under circumstances in which any legend borne by such Note or Private Exchange Note, as applicable, relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture; or (iv) such Note or Private Exchange Note, as applicable, shall cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

Registration Statement:  Any registration statement of the Company and the Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Registration Statement, the Shelf Registration and any Subsequent Shelf Registration) that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144:  Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A:  Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415:  Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430A:  Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430B:  Rule 430B promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC:  The Securities and Exchange Commission.

Securities:  The Notes, the Exchange Notes and the Private Exchange Notes.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Notice:  See Section 2(j) hereof.

Shelf Registration:  See Section 3(b) hereof.

Subsequent Shelf Registration:  See Section 3(b) hereof.

Suspension Period:  See Section 5(n) hereof.

TIA:  The Trust Indenture Act of 1939, as amended.

Trustee:  The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

Underwritten Registration or underwritten offering:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.                                      Exchange Offer.

(a)                                 Unless the Exchange Offer would not be permitted by applicable laws or a policy of the SEC, the Company shall (and shall cause each Guarantor to) (i) prepare and file with the SEC no later than the Filing Date, a registration statement (the “Exchange Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (the “Exchange Offer”) to the Holders of Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes, (ii) use its reasonable best efforts to cause the Exchange Registration Statement to be declared effective by the SEC on or prior to the Effectiveness Date, (iii) use its reasonable best efforts to keep the Exchange Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms, and (iv) commence the Exchange Offer and use its reasonable best efforts to issue on or prior to 30 Business Days after the date on which the Exchange Registration Statement is declared effective, Exchange Notes in exchange for all Notes validly tendered (and not withdrawn) prior thereto in the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC; provided, however, notwithstanding any other provision of the exchange offer, the Company will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any old Notes and may terminate or amend the Exchange Offer, if any of the following events occur prior to the expiration of the Exchange Offer: (i) the Exchange Offer violates any applicable law or applicable interpretation of the staff of the SEC; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair the Company’s ability to proceed with the Exchange Offer; (iii) the Company shall not have received all governmental approvals that it deems necessary to consummate the Exchange Offer; or (iv) there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in the Company’s reasonable judgment, would materially impair the Company’s ability to consummate the Exchange Offer.

(b)                                 The Exchange Notes shall be issued under, and entitled to the benefits of the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA).

(c)                                  Interest on the Exchange Notes and Private Exchange Notes will accrue from the last interest payment due date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from and including the Issue Date.  Each Exchange Note and Private Exchange Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

(d)                                 The Company may require each Holder as a condition to participation in the Exchange Offer to represent in writing (which may be contained in the applicable letter of transmittal) to the Company and Guarantors (i) such Holder is neither an “affiliate” of the Company or any Guarantor as defined in Rule 405 under the Securities Act, nor a broker-dealer tendering Notes acquired directly from the Company and the Guarantors for its own account, (ii) any Exchange Notes such Holder receives in the Exchange Offer will be acquired by such Holder in the ordinary course of its business, (iii) at the time of the commencement of the Exchange Offer, neither such Holder nor, to such Holder’s knowledge, anyone receiving Exchange Notes from such Holder, has any arrangement or understanding with any Person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes in violation of the Securities Act, (iv) if such Holder is a broker-dealer, that such Holder will receive the Exchange Notes for its own account in exchange for the old Notes that were acquired by such Holder as a result of its market-making or other trading activities and that such Holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes such Holder receives and (v) if such Holder is not a broker-dealer, such Holder is not engaged in, and does not intend to engage in, the distribution, as defined in the Securities Act, of the Exchange Notes.

(e)                                  The Company shall (and shall cause each Guarantor to) include within the Prospectus contained in the Exchange Registration Statement a section entitled “Plan of Distribution” reasonably acceptable to the Initial Purchasers which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the staff of the SEC.  Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes in compliance with the Securities Act.  The Company shall use its reasonable best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the “Applicable Period”).

(f)                                   If, upon consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them and having the status of an unsold allotment in the initial distribution, the Company (upon the request from the Initial Purchasers) shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchasers, in exchange (the “Private Exchange”) for the Notes held by the Initial Purchasers, a like principal amount of debt securities of the Company that are identical in all material respects to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the United States (the “Private Exchange Notes”) (and which are issued pursuant to the same indenture as the Exchange Notes).  The Company shall request the CUSIP Service Bureau to issue the same CUSIP and ISIN number for the Private Exchange Notes and the Exchange Notes but shall have no liability as a result of the Private Exchange Notes bearing a different CUSIP or ISIN number.

(g)                                  In connection with the Exchange Offer, the Company shall (and shall cause each Guarantor to):

(i)                                     mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Registration Statement, and any related documents (or, in the case of global Notes, comply with the applicable procedures of DTC for furnishing such documents);

(ii)                                  keep the Exchange Offer open for not less than 20 business days after the date notice thereof is mailed (or provided by DTC procedures) to the Holders (or longer if required by applicable law)

(iii)                               utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

(iv)                              permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York City time, on the last Business Day on which the Exchange Offer shall remain open; and

(v)                                 otherwise comply in all material respects with all applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.

(h)                                 As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall (and shall cause each Guarantor to):

(i)                                     accept for exchange all Registrable Notes validly tendered pursuant to the Exchange Offer or the Private Exchange, as the case may be, and not validly withdrawn;

(ii)                                  deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

(iii)                               use reasonable best efforts to cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Notes, Exchange Notes or Private Exchange Notes, as the case may be (or, in the case of global Exchange Notes and Private Exchange Notes, comply with applicable DTC procedures to credit such Holder with a beneficial interest therein), equal in principal amount to the Notes of such Holder so accepted for exchange.

(i)                                     The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA), which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture, that the Private Exchange Notes will be subject to the transfer restrictions set forth in the Indenture, and that the Exchange Notes, the Private Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture).

(j)                                    If:  (i) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer prior to the Effectiveness Date; (ii) the Exchange Offer is not consummated prior to the Effectiveness Date for any reason; or (iii) in the case of (A) any Holder not permitted by applicable law or SEC policy to participate in the Exchange Offer, (B) any Holder participating in the Exchange Offer that receives Exchange Notes that may not be sold to the public without delivering a prospectus and the Prospectus contained in the Exchange Registration Statement is not appropriate or available for resale by such Holder (other than due solely to the status of such Holder as an affiliate of the Company or any Guarantor within the meaning of the Securities Act) or (C) any broker-dealer that holds Notes acquired directly from the Company, any Guarantor or any of their affiliates and, in each such case contemplated by this clause (iii), such Holder notifies the Company prior to the 20th Business Day following consummation of the Exchange Offer, then the Company shall promptly (and in any event within five Business Days) deliver to the Holders (or in the case of an occurrence of any event described in clause (iii) of this Section 2(j) hereof, to any such Holder) and the Trustee notice thereof (the “Shelf Notice”) and shall file an Initial Shelf Registration pursuant to Section 3 hereof.

3.                                      Shelf Registration.

If a Shelf Notice is delivered pursuant to Section 2(j) hereof, then this Section 3 shall apply to all Registrable Notes.  Otherwise, upon consummation of the Exchange Offer in accordance with Section 2 hereof, the provisions of Section 3 hereof shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer, (ii) Notes held by any broker-dealer that acquired such Notes directly from the Company, any Guarantor or any of their affiliates and (iii) Exchange Notes that are not freely tradeable as contemplated by Section 2(j)(iii) hereof, provided in each case that the relevant Holder has duly notified the Company within 20 Business Days following the Exchange Offer as required by Section 2(j)(iii) hereof.

(a)                                 Initial Shelf Registration.  The Company shall (and shall cause each Guarantor to), as promptly as practicable following receipt of a Shelf Notice, file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the “Initial Shelf Registration”).  If the Company (and any Guarantor) has not yet filed an Exchange Registration Statement, the Company shall (and shall cause each Guarantor to) file with the SEC the Initial Shelf Registration on or prior to the Filing Date and shall use its reasonable best efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date.  Otherwise, the Company shall (and shall cause each Guarantor to) use its reasonable best efforts to file with the SEC the Initial Shelf Registration as promptly as practicable but in any event within 45 days of the delivery of the Shelf Notice and shall use its reasonable best efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than 90 days after delivery of the Shelf Notice).  The Initial Shelf Registration shall be on Form S-1, Form S-3 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings).  The Company and the Guarantors shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration.  The Company shall (and shall cause each Guarantor to) use its reasonable best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is one year from the Filing Date (subject to suspension and extension pursuant to the last sentence of each of Section 5(n) and Section 5(u) hereof, (the “Effectiveness Period”), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (ii) a Subsequent Shelf Registration covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act or (iii) there cease to be any outstanding Registrable Notes.

(b)                                 Subsequent Shelf Registrations.  If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall (and shall cause each Guarantor to) use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause each Guarantor to file) an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a “Subsequent Shelf Registration”).  If a Subsequent Shelf Registration is filed, the Company shall (and shall cause each Guarantor to) use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective.  As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registrations.

(c)                                  Supplements and Amendments.  The Company shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration or by any underwriter of such Registrable Notes.

(d)                                 Provision of Information.  No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Company and the Trustee in writing, within 20 days after receipt of a written request therefor, such information as the Company and the Trustee, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information.  Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make any information previously furnished to the Company by such Holder not materially misleading.

4.                                      Additional Interest.

(a)                                 The Company and each Guarantor acknowledges and agrees that the Holders of Registrable Notes will suffer damages if the Company or any Guarantor fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, the Company and the Guarantors agree to pay additional cash interest on the Notes (“Additional Interest”) under the circumstances and to the extent set forth below (each of which shall be given independent effect but Additional Interest shall only be payable with respect to one of the following events at any given time):

(i)                                     if neither the Exchange Registration Statement nor the Initial Shelf Registration has been filed on or prior to the Filing Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Filing Date, such Additional Interest rate increasing by an additional 0.25 % per annum at the beginning of each subsequent 90-day period;

(ii)                                  if neither the Exchange Registration Statement nor the Initial Shelf Registration is declared effective on or prior to the Effectiveness Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(iii)                               if (A) the Company (and any Guarantor) has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th Business Day after the Effectiveness Date, (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated (except upon notice as provided in Section 5(n) and Section 5(u) hereof, as applicable), (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the first anniversary of the Filing Date (other than such time as all Notes have been disposed of thereunder) (except upon notice as provided in Section 5(n) and Section 5(u) hereof, as applicable), or (D) pending the announcement of a material corporate transaction, the Company issues a written notice pursuant to Section 5(n) and Section 5(u) hereof that a Shelf Registration or Exchange Registration Statement is unusable and the aggregate number of days in any 365-day period for which all such notices issued or required to be issued, have been, or were required to be, in effect exceeds 60 days in the aggregate, in the case of a Shelf Registration, or 30 days in the aggregate, in the case of an Exchange Registration Statement, then Additional Interest shall accrue on the Notes, over and above any stated interest, at a rate of 0.25% per annum of the principal amount of such Notes commencing on (w) the 31st Business Day after the Effectiveness Date, in the case of (A) above, or (x) the date the Exchange Registration Statement ceases to be effective, in the case of clause (B) above, or (y) the day such Shelf Registration ceases to be effective, in the case of clause (C) above, or (z) the day the Exchange Registration Statement or Shelf Registration ceases to be usable, in the case of clause (D) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the maximum Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.00% per annum; and provided further, that (1) upon the filing of the Exchange Registration Statement or Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or Initial Shelf Registration (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes validly tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement that had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof) or upon the effectiveness of such Registration Statement or Exchange Registration Statement (in the case of clause (iii)(D) above), as the case may be, shall cease to accrue.

(b)                                 The Company shall notify the Trustee within three Business Days after any date on which an event in Section 4(a)(i), (ii) or (iii) occurs in respect of which Additional Interest is required to be paid (an “Event Date”).  Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash on the same dates and in the same manner provided in the Indenture for the payment of cash interest generally, commencing with the first such payment date occurring after any such Additional Interest commences to accrue.  The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.                                      Registration Procedures.

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall (and shall cause each Guarantor to) use its reasonable best efforts to effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall (and shall cause each Guarantor to):

(a)                                 Prepare and file with the SEC as soon as practicable after the date hereof but in any event on or prior to the Filing Date, the Exchange Registration Statement or if the Exchange Registration Statement is not filed because of the circumstances contemplated by Section 2(j) hereof, a Shelf Registration as prescribed by Section 3 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Participating Broker-Dealer has notified the Company in writing that it will be utilizing the Prospectus contained in the Exchange Registration Statement as provided in Section 2(e) hereof to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto (other than any amendments or supplements pursuant to the filing of periodic reports under the Exchange Act which are incorporated by reference into such Prospectus) the Company shall (and shall cause each Guarantor to), if requested, furnish to and afford the Holders of the Registrable Notes to be registered pursuant to such Shelf Registration, each Participating Broker-Dealer, the managing underwriters, if any, and each of their respective counsel, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing).  The Company and each Guarantor shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (other than any amendments or supplements pursuant to the filing of periodic reports under the Exchange Act which are incorporated by reference into such Prospectus) in respect of which the Holders must provide information for the inclusion therein without the Holders being afforded an opportunity to review such documentation if the holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis.

(b)                                 Provide an indenture trustee for the Registrable Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement; and the Company shall effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA, execute, on its own behalf, or cause to be executed by the trustee, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(c)                                  Prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus.

(d)                                 Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Company’s receipt, a copy of the order of the SEC (if other than the notice posted on the SEC’s Edgar site) declaring such Registration Statement and any post effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case excluding any documents incorporated therein by reference and all exhibits) (other than any amendments or supplements pursuant to the filing of periodic reports under the Exchange Act which are incorporated by reference into such Prospectus), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto (other than any amendments or supplements pursuant to the filing of periodic reports under the Exchange Act which are incorporated by reference into such Prospectus), and such reasonable number of copies of the final Prospectus as filed by the Company and each Guarantor pursuant to Rule 424(b) (or any similar provisions then in force) under the Securities Act, and each amendment and supplement thereto (other than any amendments or supplements pursuant to the filing of periodic reports under the Exchange Act which are incorporated by reference into such Prospectus) (in each case, excluding any documents incorporated therein), and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section 5), as any such Person may reasonably request in writing.  The Company and the Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e)                                  If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Participating Broker-Dealer has notified the Company in writing that it will be utilizing the Prospectus contained in the Exchange Registration Statement as provided in Section 2(e) hereof to sell Exchange Notes during the Applicable Period relating thereto, the Company shall notify in writing the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, and each of their respective counsel promptly (but in any event within two Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment (other than any amendments or supplements pursuant to the filing of periodic reports under the Exchange Act which are incorporated by reference into such Prospectus), when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment excluding financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any

Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event or any information becoming known to the Company that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements therein not misleading, or in the case of a Prospectus or documents incorporated or deemed to be incorporated by reference, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (v) of any reasonable determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate and (vi) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus.

(f)                                   Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable date.

(g)                                  If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Participating Broker-Dealer has notified the Company in writing that it will be utilizing the Prospectus contained in the Exchange Registration Statement as provided in Section 2(e) hereof to sell Exchange Notes during the Applicable Period, or as reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, use reasonable best efforts to (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(h)                                 Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes, each Participating Broker-Dealer, and the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification), such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holders of a majority in aggregate principal amount of the

Registration Notes being sold, any Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; provided, that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Company and each Guarantor agree to do any and all acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that neither the Company nor any Guarantor shall be required to (1) qualify generally to do business in any jurisdiction where it is not then so qualified, (2) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (3) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)                                     If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Participating Broker-Dealer has notified the Company in writing that it will be utilizing the Prospectus contained in the Exchange Registration Statement as provided in Section 2(e) hereof to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j)                                    [Reserved].

(k)                                 If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Participating Broker-Dealer has notified the Company in writing that it will be utilizing the Prospectus contained in the Exchange Registration Statement as provided in Section 2(e) hereof to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(e)(iii) or 5(e)(iv) hereof, as soon as reasonably practicable, prepare and file with the SEC, at the expense of the Company and the Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements therein not misleading and such Prospectus or documents incorporated by reference or deemed to be incorporated by reference will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use its reasonable best efforts to cause such post-effective amendment to be declared effective as soon as reasonably practicable.

(l)                                     Use its reasonable best efforts to cause the Registrable Notes covered by a Registration Statement to be rated with such appropriate rating agencies, if so requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or the managing underwriter or underwriters, if any.

(m)                             Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide CUSIP and ISIN numbers for the Exchange Notes.

(n)                                 If a Shelf Registration is filed pursuant to Section 3 hereof, (1) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances), and take all such other actions in connection therewith, in each case as reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold, in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and (2) if such registration is an Underwritten Registration, pursuant to the underwriting agreement entered into, (i) make such representations and warranties to the Holders and the underwriters with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, (ii) obtain an opinion of counsel to the Company and the Guarantors in form, scope and substance reasonably satisfactory to the managing underwriters, if any, addressed to each of the underwriters covering the matters customarily covered in opinions of counsel to the Company and the Guarantors requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and (iii) obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances.  Notwithstanding the foregoing and any other provision hereof, if a Shelf Registration is filed pursuant to Section 3 hereof, the Company and the Guarantors may suspend the availability of such Shelf Registration, without being required to pay any Additional Interest, upon written notice to the Holders (which notice shall be accompanied by an instruction to suspend the use of the Prospectus contained in such Shelf Registration), for one or more periods not to exceed 45 consecutive days in any 90-day period, and not to exceed, in the aggregate, 60 days in any 365-day period (each such period, a “Suspension Period”) if (A) the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company that could reasonably be expected to have a material effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not been publicly disclosed and the Board of Directors of the Company determines, in good faith, that any such disclosure may jeopardize the success of the transaction.  In the event the Company and the Guarantors commence one or more Suspension Periods in accordance with the preceding sentence, the Effectiveness Period shall be extended by the corresponding number of days of each such Suspension Period.

(o)                                 If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Participating Broker-Dealer has notified the Company in writing that it will be utilizing the Prospectus contained in the Exchange Registration Statement as provided in Section 2(e) hereof to sell Exchange Notes during the Applicable Period, upon reasonable advance notice, make available for inspection by any a representative of the Holder of a majority of the Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and not more than one counsel for all selling Holders and any attorney or accountant retained by any such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries(collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement.  Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the release of such Records is ordered pursuant to a subpoena or an order from a court of competent jurisdiction (but only after such Person shall have complied with the immediately following paragraph), (ii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iii) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder, provided the Company is given prior written notice thereof and a reasonable period of time to seek a protective order to keep such information confidential.  Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public.

Each Inspector, each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give prompt notice to the Company and, to the extent practicable, use all commercially reasonable efforts to allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(p)                                 Comply in all material respects with all applicable rules and regulations of the SEC and use reasonable best efforts to make generally available to the security holders of the Company with regard to any applicable Registration Statement earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 50 days after the end of any 12-month period (or 105 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(q)                                 Upon consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Company and the Guarantors (in form, scope and substance reasonably satisfactory to the Initial Purchasers), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Company and the Guarantors have duly authorized, executed and delivered the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture, and (ii) the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions.

(r)                                    [Reserved].

(s)                                   Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with FINRA.

(t)                                    Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

(u)                                 In its discretion, require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes as the Company may, from time to time, reasonably request in writing.  The Company may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 20 days after receiving such request.  Each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected shall be required to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

Holder of Registrable Notes and each Participating Broker-Dealer agrees that, upon receipt of any notice from the Company or any Guarantor of the happening of any event of the kind described in Sections 5(e)(ii), 5(e)(iii), 5(e)(iv) or 5(e)(v) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the “Advice”) by the Company and the Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company and the Guarantors, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Registrable Notes current at the time of the receipt of such notice.  In the event the Company and the Guarantors shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice (or such shorter period that will terminate when all of the Registrable Notes covered by such Registration Statement have been sold pursuant thereto or cease to be outstanding or otherwise cease to be Registrable Notes).

6.                                      Registration Expenses.

(a)                                 All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantors shall be borne by the Company and the Guarantors, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 5(h) hereof (including, without limitation, reasonable fees and disbursements of counsel as provided in Section 5(h), in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 6(b)

hereof, one counsel to the Holders, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company and the Guarantors desire such insurance, (vii) fees and expenses of all other Persons retained by the Company and the Guarantors, (viii) rating agency fees, (ix) internal expenses of the Company and the Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company or the Guarantors performing legal or accounting duties), (x) the expense of any annual audit by the Company and Guarantors, (xi) the fees and expenses of the Trustee and the exchange agent and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.  Notwithstanding the foregoing, the Company shall not pay any underwriting or brokerage fees, discounts or commissions incident to the performance of this agreement.

(b)                                 The Company and the Guarantors shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in any Registration Statement.  The Company and the Guarantors shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes or Private Exchange Notes in exchange for the Notes; provided that the Company shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note or Private Exchange Note in a name other than that of the Holder of the Note in respect of which such Exchange Note or Private Exchange Note is being issued or relating to the sale of Registrable Notes by a Holder.

7.                                      Indemnification.

(a)                                 Indemnification by the Company and the Guarantors.  The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Registrable Notes, Exchange Notes or Private Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period and, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys fees as provided in this Section 7) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with, in the case of the Registration Statement or in any amendments thereto, any untrue or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein to make the statements not misleading, or in the case of any Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, any untrue or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are solely based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company and the Guarantors by such Holder or Participating Broker-Dealer or their counsel expressly for use therein.

(b)                                 Indemnification by Holder.  In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus for an offering in which a Holder is participating, such Holder shall furnish to the Company and the Guarantors in writing such information as the Company and the Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Company, the Guarantors, their respective directors and each Person, if any, who controls the Company and the Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), to the fullest extent lawful, from and against all Losses, as incurred, directly or indirectly caused by, related to, in connection with, arising out of or based upon, in the case of the Registration Statement or in any amendments thereto, any untrue or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein to make the statements not misleading, or in the case of any Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, any untrue or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such Losses result solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Company and the Guarantors expressly for use therein.  Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c)                                  Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; but the omission to so notify the Indemnifying Party (i) will not relieve such Indemnifying Party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraphs (a) and (b) above.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its prior written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment.  The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)                                 Contribution.  If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission.  The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 7(a) or 7(b) hereof was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 7(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount.  A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds (without deduction for underwriter commissions, discounts or fees) received by such Holder pursuant to the sale of such Registrable Notes or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of the Registrable Securities held by each Holder hereunder and not joint.  The Company’s and Guarantors’ obligations to contribute pursuant to this Section 7(d) are joint and several.

The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8.                                      Rules 144 and 144A.

(a)                                 The Company covenants that it shall file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Notes, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A..

(b)                                 Availability of Rule 144 Not Excuse for Obligations under Section 2.  The fact that holders of Registrable Notes may become eligible to sell such Registrable Notes pursuant to Rule 144 shall not (1) cause such Notes to cease to be Registrable Notes or (2) excuse the Company’s and the Guarantors obligations set forth in Section 2 hereof, including without limitation the obligations in respect of an Exchange Offer, Shelf Registration and Additional Interest.

9.                                      Underwritten Registrations of Registrable Notes.

If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Company.

No Holder of Registrable Notes may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.                               Miscellaneous.

(a)                                 Remedies.  In the event of a breach by either the Company or any of the Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either the Company or any of the Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company shall (and shall cause each Guarantor to) waive the defense that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  The Company and each of the Guarantors have not entered, as of the date hereof, and the Company and each of the Guarantors shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof.  The Company and each of the Guarantors have not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

(c)                                  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes in circumstances that would adversely affect any Holders of Registrable Notes;

provided, however, that Section 7 hereof and this Section 10(d) may not be amended, modified or supplemented without the prior written consent of each Holder.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Registration Statement.

(d)                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier, telecopier or e-mail PDF:

(i)                                     if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to the Initial Purchasers as follows:

Cowen and Company, LLC
Sea Port Group Securities LLC
as Representatives of the Initial Purchasers

c/o Cowen and Company, LLC
599 Lexington Avenue
27th Floor
New York, New York 10022

Email: len.sheer@cowen.com
Facsimile No.: (646) 562-1127
Attention: Len Sheet

c/o Sea Port Group Securities LLC
360 Madison Avenue
22nd Floor
New York, New York 10017]
Email: gmoller@theseaportgroup.com

Facsimile No.: (212) 616-7733
Attention: Greg Moller

with a copy to:

DLA Piper LLP (US)
1251 Avenue of the Americas, 27th Floor
New York, New York 10020
Email:  Jamie.Knox@dlapiper.com; Christopher.Paci@dlapiper.com

Facsimile No.:  (212) 884-8470
Attention:  Jamie Knox, Esq. and Christopher C. Paci, Esq.

(ii)                                  if to the Initial Purchasers, at the address specified in Section 10(e)(i) hereof;

(iii)                               if to the Company or any Guarantor, as follows:

American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021
Email:  glenn@americanapparel.net

Facsimile No.:  (213) 201-3048
Attention:  Glenn A. Weinman

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Suite 3400
Los Angeles, California 90071
Email:  Jeffrey.Cohen@skadden.com

Facsimile No.:  213-621-5288
Attention:  Jeffrey H. Cohen

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five Business Days after being deposited in the United States mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if sent by telecopier or email PDF, or the sender has received confirmation of receipt if sent by facsimile.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(e)                                  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Registrable Notes.

(f)                                   Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

NEW YORK.  THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE COMPANY AND EACH GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

(i)                                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)                                    Securities Held by the Company or Its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k)                                 Third Party Beneficiaries.  Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(l)                                     Entire Agreement.  This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company and the Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMERICAN APPAREL, INC.

By:	/s/ Glenn A. Weinman
Name: Glenn Weinman
Title: Executive Vice President, General Counsel and Secretary

AMERICAN APPAREL (USA), LLC

By:	/s/ Glenn A. Weinman
Name: Glenn Weinman
Title: Executive Vice President, General Counsel and Secretary

AMERICAN APPAREL RETAIL, INC.

By:	/s/ Glenn A. Weinman
Name: Glenn Weinman
Title: Executive Vice President, General Counsel and Secretary

AMERICAN APPAREL DYEING & FINISHING, INC.

By:	/s/ Glenn A. Weinman
Name: Glenn Weinman
Title: Executive Vice President, General Counsel and Secretary

REGISTRATION RIGHTS AGREEMENT

KCL KNITTING, LLC

By:	/s/ Glenn A. Weinman
Name: Glenn Weinman
Title: Executive Vice President, General Counsel and Secretary

FRESH AIR FREIGHT, INC.

By:	/s/ Glenn A. Weinman
Name: Glenn Weinman
Title: Executive Vice President, General Counsel and Secretary

REGISTRATION RIGHTS AGREEMENT

ACCEPTED AND AGREED TO: COWEN AND COMPANY, LLC

By:	/s/ Leonard Sheer
Name: Leonard Sheer
Title: Managing Director

SEA PORT GROUP SECURITIES, LLC

By:	/s/ Stephen C. Smith
Name: Stephen C. Smith
Title: Managing Director

REGISTRATION RIGHTS AGREEMENT

ACKNOWLEDGED BY: U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Thomas Zrust
Name: Thomas Zrust
Title: Vice President

REGISTRATION RIGHTS AGREEMENT

Schedule I

Initial Purchasers

Cowen and Company, LLC

Sea Port Group Securities, LLC

Roth Capital Partners, LLC

Brean Capital, LLC

B. Riley & Co., LLC

REGISTRATION RIGHTS AGREEMENT